Exhibit (h)(8)

Amended and Restated Exhibit 1

to the

Shareholder Services Agreement

Pursuant to Section 2 of the Agreement, MFIS agrees to accept as full compensation for its services rendered hereunder a fee at an annual rate, calculated daily and payable monthly, equal to an amount up to the percentage of average net assets of each Fund, as set forth below.

Fund/Class	Shareholder Services Fee	Effective Date
Marshall Short-Term Income Fund – Class A Shares	0.25%	September 1, 1999
Marshall Short-Term Income Fund – Class Y Shares	0.25%	September 1, 1999
Marshall Government Income Fund – Class A Shares	0.25%	September 1, 1999
Marshall Government Income Fund – Class Y Shares	0.25%	September 1, 1999
Marshall Short-Intermediate Bond Fund (f/k/a Marshall Intermediate Bond Fund) – Class A Shares	0.25%	September 1, 1999
Marshall Short-Intermediate Bond Fund (f/k/a Marshall Intermediate Bond Fund) – Class Y Shares	0.25%	September 1, 1999
Marshall Intermediate Tax-Free Fund – Class A Shares	0.25%	September 1, 1999
Marshall Intermediate Tax-Free Fund – Class Y Shares	0.25%	September 1, 1999
Marshall Large-Cap Value Fund (f/k/a Marshall Equity Income Fund) – Class A Shares	0.25%	September 1, 1999
Marshall Large-Cap Value Fund (f/k/a Marshall Equity Income Fund) – Class Y Shares	0.25%	September 1, 1999
Marshall Large Cap Growth Fund (f/k/a Marshall Large-Cap Growth & Income Fund) – Class A Shares	0.25%	September 1, 1999
Marshall Large Cap Growth Fund (f/k/a Marshall Large-Cap Growth & Income Fund) – Class Y Shares	0.25%	September 1, 1999
Marshall Mid-Cap Growth Fund – Class A Shares	0.25%	September 1, 1999
Marshall Mid-Cap Growth Fund – Class Y Shares	0.25%	September 1, 1999
Marshall Mid-Cap Value Fund – Class A Shares	0.25%	September 1, 1999
Marshall Mid-Cap Value Fund – Class Y Shares	0.25%	September 1, 1999
Marshall International Stock Fund – Class A Shares	0.25%	September 1, 1999
Marshall International Stock Fund – Class Y Shares	0.25%	September 1, 1999
Marshall Small-Cap Growth Fund – Class A Shares	0.25%	September 1, 1999
Marshall Small-Cap Growth Fund – Class Y Shares	0.25%	September 1, 1999
Marshall Prime Money Market Fund (f/k/a Marshall Money Market Fund) – Class A Shares	0.25%	September 1, 1999
Marshall Prime Money Market Fund (f/k/a Marshall Money Market Fund) – Class Y Shares	0.25%	May 1, 2000
Marshall Government Money Market Fund – Class Y Shares	0.25%	May 17, 2004
Marshall Tax-Free Money Market Fund – Class Y Shares	0.25%	September 22, 2004
Marshall Aggregate Bond Fund – Class A Shares	0.25%	June 1, 2007
Marshall Aggregate Bond Fund – Class Y Shares	0.25%	June 1, 2007
Marshall Emerging Markets Equity Fund – Class A Shares	0.25%	December 15, 2008
Marshall Emerging Markets Equity Fund – Class Y Shares	0.25%	December 15, 2008
Marshall Corporate Income Fund – Class A Shares	0.25%	December 15, 2008
Marshall Corporate Income Fund – Class Y Shares	0.25%	December 15, 2008
Marshall Core Plus Bond Fund – Class Y Shares	0.25%	December 15, 2008
Marshall Ultra Short Tax-Free Fund – Class Y Shares	0.25%	August 5, 2009
Marshall Large-Cap Focus Fund – Class Y Shares	0.25%	August 4, 2010
Marshall Large-Cap Focus Fund – Class I Shares	0.25%	August 4, 2010

Executed as of this 4th day of August, 2010.

MARSHALL FUNDS, INC. on behalf of its portfolios listed above		MARSHALL & ILSLEY TRUST COMPANY, N.A. on behalf of its division, Marshall Funds Investor Services

By:	/S/ JOHN M. BLASER	By:	/S/ TIMOTHY M. BONIN
Name:	John M. Blaser	Name:	Timothy M. Bonin
Title:	President	Title:	Vice President